CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 20, 2019, relating to the financial statements and financial highlights, which appear in AMG SouthernSun Small Cap Fund’s and AMG SouthernSun U.S. Equity Fund’s Annual Reports on Form N-CSR for the year ended September 30, 2019. We also consent to the references to us under the headings “Target Funds’ Service Providers” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

October 30, 2020